Exhibit 99.1

LeMaitre Vascular Announces Q1 2020 Financial Results

BURLINGTON, MA, April 30, 2020 - LeMaitre Vascular, Inc. (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q1 2020 results and announced a $0.095/share quarterly dividend.

Q1 2020 Results

●	Record sales of $30.6mm, +7% (-1% organic) vs. Q1 2019
●	Operating income of $4.4mm, -2%
●	Net income of $3.2mm, -10%
●	Earnings of $0.16 per diluted share, -11%
●	EBITDA of $5.7mm, +1%
●	March 31, 2020 cash & equivalents of $30.6mm

The Company posted record sales in the Americas (+12%) and Europe/Middle East/Africa (+3%), offset by Asia/Pac (-11%). Sales growth was led by biologic patches, allografts and valvulotomes, and was aided by the two 2019 acquisitions.

Gross margin decreased to 67.0% in Q1 2020 (vs. 68.3% in Q1 2019) primarily due to manufacturing inefficiencies and increased allograft sales.

Operating expenses in Q1 2020 were up 7% to $16.1mm (vs. $15.0mm) driven by MDD/MDR regulatory expenses, production transfers and acquisition amortization.

Chairman and CEO George LeMaitre said, “COVID-19 began to affect our sales in mid-March, and we expect our results to be impacted for the balance of 2020.  As a result, we’ve reduced headcount and temporarily cut base salaries.  My base salary was cut 90% while our lowest earners’ hourly wages were not impacted.  These actions were necessary to protect our profitability and cash position.  We implemented social-distancing in our four factories and they’re generally operating at near-normal levels.”

Business Outlook

On April 13, 2020, the Company withdrew its guidance for the full year 2020. Due to the unpredictable magnitude and duration of the COVID-19 pandemic and the timing of possible global economic recovery, the Company is unable to estimate the overall impacts on its financial results for the remainder of 2020.

Quarterly Dividend

On April 28, 2020, the Company's Board of Directors approved a quarterly dividend of $0.095/share of common stock. The dividend will be paid on June 4, 2020 to shareholders of record on May 20, 2020.

Share Repurchase Program

On February 13, 2020, the Company's Board of Directors authorized the repurchase of up to $10.0mm of the Company’s common stock.  The repurchase program may be suspended or discontinued at any time and will conclude on February 14, 2021, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. ET today to review the Company's Q1 2020 financial results. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company's website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 3349306. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company's short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the duration and severity of the impact of COVID-19 on the global economy, our customers, our suppliers and our company; compliance with foreign regulatory requirements to market our products outside the United States; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; risks related to the integration of acquisition targets; the acceleration or deceleration of product growth rates; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT: J.J. Pellegrino, CFO, LeMaitre Vascular

781-425-1691

jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	March 31, 2020	December 31, 2019
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$10,944	$11,786
Short-term marketable securities	19,687	20,895
Accounts receivable, net	16,630	16,572
Inventory and other deferred costs	40,580	39,527
Prepaid expenses and other current assets	1,881	3,312
Total current assets	89,722	92,092

Property and equipment, net	14,791	14,854
Right-of-use leased assets	14,883	15,208
Goodwill	39,773	39,951
Other intangibles, net	24,059	24,893
Deferred tax assets	1,069	1,084
Other assets	260	259

Total assets	$184,557	$188,341

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$1,381	$2,604
Accrued expenses	11,015	14,014
Acquisition-related obligations	2,495	2,476
Lease liabilities - short-term	1,703	1,757
Total current liabilities	16,594	20,851

Lease liabilities - long-term	13,715	13,955
Deferred tax liabilities	1,176	1,179
Other long-term liabilities	4,237	4,215
Total liabilities	35,722	40,200

Stockholders' equity
Common stock	217	217
Additional paid-in capital	106,946	105,934
Retained earnings	58,286	57,029
Accumulated other comprehensive loss	(5,525)	(4,007)
Treasury stock	(11,089)	(11,032)
Total stockholders' equity	148,835	148,141

Total liabilities and stockholders' equity	$184,557	$188,341

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 31, 2020	March 31, 2019

Net sales	$30,551	$28,479
Cost of sales	10,068	9,015

Gross profit	20,483	19,464

Operating expenses:
Sales and marketing	7,945	7,845
General and administrative	5,191	4,944
Research and development	2,994	2,240

Total operating expenses	16,130	15,029

Income from operations	4,353	4,435

Other income:
Other income (loss), net	(73)	78

Income before income taxes	4,280	4,513

Provision for income taxes	1,106	1,000

Net income	$3,174	$3,513

Earnings per share of common stock
Basic	$0.16	$0.18
Diluted	$0.16	$0.17

Weighted - average shares outstanding:
Basic	20,168	19,640
Diluted	20,438	20,205

Cash dividends declared per common share	$0.095	$0.085

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended
	March 31, 2020		March 31, 2019
	$	%	$	%
Net Sales by Geography
Americas	$18,336	60%	$16,375	58%
Europe/Middle East/Africa	10,350	34%	10,013	35%
Asia/Pacific Rim	1,865	6%	2,091	7%
Total Net Sales	$30,551	100%	$28,479	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended March 31, 2020
Net sales as reported	$30,551
Impact of currency exchange rate fluctuations	285
Net impact of acquisitions excluding currency	(2,594)
Adjusted net sales		$28,242

For the three months ended March 31, 2019
Net sales as reported		$28,479

Adjusted net sales decrease for the three months ended March 31, 2020		$(237)	-1%

	For the three months ended
	March 31, 2020	March 31, 2019
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$3,174	$3,513
Interest (income) expense, net	(105)	(157)
Amortization and depreciation expense	1,538	1,284
Provision for income taxes	1,106	1,000

EBITDA	$5,713	$5,640

EBITDA percentage increase		1%